Exhibit 3.15

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 10/21/1993
733294006 - 2356133

CERTIFICATE OF INCORPORATION

OF

ESSEX GROUP MEXICO INC.

FIRST:  The name of the Corporation is Essex Group Mexico Inc. (hereinafter the “Corporation”).

SECOND:  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.  The name of its registered agent at that address is The Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, all of which shares shall be without par value.

FIFTH:  The name and mailing address of the Sole Incorporator is as follows:

Name	Mailing Address

Timothy J. Haffner	2400 Fort Wayne National Bank Bldg. Fort Wayne, Indiana 46802

SIXTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)                                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2)                                  The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3)                                  The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation.  Election of directors need not be by written ballot unless the By-Laws so provide.

(4)                                  No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5)                                  In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH:  Meetings of stockholders may be held within or without the state of Delaware, as the By-Laws may provide.  The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the state of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence shall if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto sat my hand this 20th day of October, 1993.

/s/Timothy J. Haffner
Timothy J. Haffner
Sole Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:38 PM 10/23/2003
FILED 05:38 PM 10/23/2003
SRV 030682852 - 2356133 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ESSEX GROUP MEXICO INC.

Pursuant to Sections 242 and 303 of the
General Corporation Law of the State of Delaware

The undersigned, David S. Aldridge, certifies that he is the Vice President and Treasurer of Essex Group Mexico Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby further certify as follows:

FIRST:                                                    The name of the Corporation is:

ESSEX GROUP MEXICO INC.

SECOND:                                    On October 22, 2003, the United States Bankruptcy Court for the District of Delaware confirmed the Amended Joint Plan of Reorganization for Superior TeleCom Inc. and its affiliates (including the Corporation) pursuant to an order (Docket No. 978) (the “Order”) that, among other things, directed the Corporation to amend its Certificate of Incorporation, pursuant to 11 U.S.C. §1123(a)(6), as set forth herein.

THIRD:                                                 Pursuant to the Order and to Section 303 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Certificate of Incorporation amends the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

FOURTH:                                     Paragraph FOURTH of the Certificate of Incorporation, relating to the authority of the Corporation to issue stock, is hereby amended in its entirety and, as so amended, shall read as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, all of which shares shall be without par value.  Notwithstanding anything to the contrary herein, the Corporation is prohibited from issuing non-voting equity securities.

IN WITNESS WHEREOF, this certificate has been subscribed this 23rd day of October, 2003, by the undersigned, who affirm; that the statements made herein are true under the penalties of perjury.

By:	/s/ David S. Aldridge
Name: David S. Aldridge
Title: Vice President and Treasurer